EXHIBIT 1

                            JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated as of December 20, 2005

BLUM CAPITAL PARTNERS, L.P.
By: Richard C. Blum & Associates, Inc.
      its General Partner

By:  /s/ GREGORY D. HITCHAN
     ---------------------------------
     Name:  Gregory D. Hitchan
     Title: Counsel and Secretary


RICHARD C. BLUM & ASSOCIATES, INC.

By:  /s/ GREGORY D. HITCHAN
     ---------------------------------
     Name:  Gregory D. Hitchan
     Title: Counsel and Secretary


BLUM STRATEGIC GP, L.L.C.

By:  /s/ GREGORY D. HITCHAN
     ---------------------------------
     Name:  Gregory D. Hitchan
     Title: Member and General Counsel

BLUM STRATEGIC PARTNERS II, L.P.
     By: Blum Strategic GP II, L.L.C.,
         Its General Partner


By:  /s/ GREGORY D. HITCHAN
     ---------------------------------
     Name:  Gregory D. Hitchan
     Title: Member and General Counsel


BLUM STRATEGIC GP II, L.L.C.

By:  /s/ GREGORY D. HITCHAN
     ---------------------------------
     Name:  Gregory D. Hitchan
     Title: Member and General Counsel